Exhibit 10(11)


                                Amendment to
                                ------------
               The Promus Companies Incorporated ("Company")
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                    Deferred Compensation Plan ("Plan")
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                                May 26, 1995
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     Pursuant to paragraph 11 of the Plan, the Human Resources Committee of the Company's Board of Directors adopted this amendment on May 26, 1995:

     The following Section 5.8 is added to the Plan:

          "5.8 Spin-off Transactions.  Notwithstanding anything
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          in the Plan to contrary, in the event any business of
          Promus or its subsidiaries is spun-off and a Participant becomes an employee or director of the company owning the spun-off business (the "Spin-Off Company") which adopts a deferred compensation plan that is substantially the same as the Plan, then the Human Resources Committee of the Board of Directors of Promus may in its discretion determine as follows prior to such spin-off:

          (a) any director-Participant who resigns as a director of Promus and who, within 90 days, commences service as a director of the Spin-Off Company will not be treated as having terminated service as a director for purposes of paying Plan benefits, and his or her entire Account balance and all obligations associated therewith will be transferred to the corresponding Plan of the Spin-Off Company;

          (b) a transfer of employment of a Participant to the Spin-Off Company will not be considered a termination of employment for purposes of paying Plan benefits or of forfeiting matching contributions and interest thereon;

          (c) a transferred Participant's Account balance as of the effective date of the spin-off and all obligations related thereto will be transferred to the corresponding plan of the Spin-Off Company; and




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          (d) any Participant who will immediately after the
          effective date of the spin-off be employed by Promus (or a subsidiary thereof) and also by the Spin-Off Company (or a subsidiary thereof) will have the right to designate in writing (to be signed prior to the effective date of the spin-off) a percentage (from zero to 100%) of his or her Account balance that will be transferred to the Spin-Off Company (such percentage being applied to the balances attributable to each year of deferral) which will include the transfer of all obligations associated therewith. (To the extent such designation is not made, the Account Balance will remain in the Plan pursuant to its terms); and

          (e) Except to the extent related to that portion of a Participant's Account balance that is retained in the Plan pursuant to the above Section 5.8(d), no benefits will be payable under the Plan to a Participant whose Account balance (or portion thereof) is transferred to the Spin-Off Company.


     Executed as of this 26th day of May, 1995.


                              THE PROMUS COMPANIES INCORPORATED


                              By:  _________________________________
                                        William S. McCalmont
                                        Vice President


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